Exhibit 4-c

This guarantee of certain obligations of Ameritech Capital Funding Corp., Illinois Bell Telephone Co., Indiana Bell Telephone Co. Inc., Michigan Bell Telephone Co., The Ohio Bell Telephone Co., Pacific Bell Telephone Co., Southern New England Telecommunications Corp., The Southern New England Telephone Co., Southwestern Bell Telephone Co., Wisconsin Bell, Inc. was filed as Exhibit 4-e to Form 10-K for 1999.

The appendix (Exhibit A) has been updated to reflect matured and redeemed issuances.

EXHIBIT A

Southwestern Bell Telephone Company (“tel”)

Subsidiary	Principal	Coupon	Settlement	Maturity
tel/deb	250,000,000	6.625%	07/11/97	07/15/07
tel/deb	100,000,000	6.375%	11/21/97	11/15/07
tel/deb	300,000,000	7.200%	10/15/95	10/15/26
tel/deb	150,000,000	7.375%	07/11/97	07/15/27
tel/deb	100,000,000	7.000%	11/21/97	11/15/27
tel/mtn	10,000,000	6.600%	11/15/96	11/15/05
tel/mtn	7,000,000	6.580%	11/15/96	11/15/05
tel/mtn	3,000,000	6.560%	11/15/96	11/15/05
tel/mtn	13,000,000	6.500%	11/26/96	11/28/05
tel/mtn	7,000,000	6.500%	11/26/96	11/28/05
tel/mtn	5,000,000	6.970%	08/07/96	08/07/06
tel/mtn	5,000,000	6.960%	08/07/96	08/07/06
tel/mtn	10,000,000	6.960%	08/07/96	08/07/06
tel/mtn	10,000,000	6.945%	08/07/96	08/07/06
tel/mtn	5,000,000	7.050%	02/04/93	02/05/07
tel/mtn	5,000,000	7.000%	02/16/93	02/16/07
tel/mtn	5,000,000	7.670%	04/12/95	04/12/07
tel/mtn	10,000,000	7.670%	04/12/95	04/12/07
tel/mtn	5,000,000	7.600%	04/26/95	04/26/07
tel/mtn	8,000,000	7.600%	04/26/95	04/26/07
tel/mtn	5,000,000	7.600%	04/26/95	04/26/07
tel/mtn	15,000,000	7.140%	08/06/96	08/06/07
tel/mtn	15,000,000	7.140%	08/06/96	08/06/07
tel/mtn	5,000,000	7.140%	08/06/96	08/06/07
tel/mtn	25,000,000	7.350%	09/04/92	09/04/07
tel/mtn	15,000,000	5.950%	10/15/93	10/15/07
tel/mtn	6,000,000	5.980%	10/21/93	10/22/07
tel/mtn	8,000,000	6.030%	10/12/93	11/15/07
tel/mtn	10,000,000	7.170%	08/06/96	08/06/08
tel/mtn	10,000,000	6.640%	09/22/97	09/22/08
tel/mtn	15,000,000	6.590%	09/29/97	09/29/08
tel/mtn	30,000,000	6.550%	10/07/97	10/07/08

Subsidiary	Principal	Coupon	Settlement	Maturity
tel/mtn	12,000,000	7.090%	10/08/96	10/08/08
tel/mtn	10,000,000	7.110%	10/08/96	10/08/08
tel/mtn	12,000,000	6.680%	09/22/97	09/22/09
tel/mtn	5,000,000	6.650%	09/23/97	09/23/09
tel/mtn	5,000,000	6.630%	09/29/97	09/29/09
tel/mtn	20,000,000	7.220%	05/17/95	05/17/10
tel/mtn	3,000,000	7.220%	05/17/95	05/17/10
tel/mtn	15,000,000	7.250%	05/17/95	05/17/10
tel/mtn	20,000,000	7.180%	05/17/95	05/17/10
tel/mtn	7,000,000	7.200%	05/17/95	05/17/10
tel/mtn	5,000,000	7.200%	05/17/95	05/17/10
tel/mtn	5,000,000	7.210%	05/17/95	05/17/10
tel/mtn	14,000,000	6.290%	09/29/93	09/29/10

Pacific Bell Telephone Company (“pb”)

Subsidiary	Principal	Coupon	Settlement	Maturity
pb/deb	250,000,000	5.875%	02/01/96	02/15/06
pb/deb	250,000,000	6.875%	08/12/96	08/15/06
pb/deb	200,000,000	6.125%	02/13/98	02/15/08
pb/deb	150,000,000	6.625%	11/07/97	11/01/09
pb/deb	100,000,000	7.250%	11/07/97	11/01/27
pb/deb	300,000,000	7.375%	07/15/93	07/15/43

The Southern New England Telephone Company (“Snet”)

Subsidiary	Principal	Coupon	Settlement	Maturity
Snet/mtn	110,000,000	7.125%	08/05/92	08/01/07

Ameritech Capital Funding Corporation (“AmerCC”)

Subsidiary	Principal	Coupon	Settlement	Maturity
AmerCC/mtn	400,000,000	6.150%	01/15/98	01/15/08
AmerCC/euro	750,000,000	6.250%	05/18/99	05/18/09
AmerCC/sink	96,300,000	9.100%	06/11/91	06/01/16
AmerCC/deb	300,000,000	6.450%	01/21/98	01/15/18
AmerCC/deb	200,000,000	6.875%	10/10/97	10/15/27
AmerCC/deb	400,000,000	6.550%	01/21/98	01/15/28
AmerCC/deb	11,589,000	5.950%	01/15/98	01/15/38

The Ohio Bell Telephone Company (“Ohio”)

Wisconsin Bell Inc. (“Wisc”)

Michigan Bell Telephone Company (“Mich”)

Indiana Bell Telephone Company Inc. (“Ind”)

Illinois Bell Telephone Company (“Ill”)

Subsidiary	Principal	Coupon	Settlement	Maturity
Mich/deb	200,000,000	7.850%	01/15/92	01/15/22
Ind/deb	150,000,000	7.300%	08/20/96	08/15/26
Wisc/deb	125,000,000	6.350%	11/25/96	12/01/26